                                                              EXHIBIT (10)Q.(ii)

                          LEASE MODIFICATION AGREEMENT

              THIS LEASE MODIFICATION AGREEMENT, made this 22nd day of February, 1995 (the "date hereof"), effective as of the 1st day of October, 1994 (the "Effective Date"), by and between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 (hereinafter referred to as "Landlord"), and THE SUMMIT BANCORPORATION, a New Jersey corporation, having an office at One Main Street, Chatham, New Jersey 07928 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

              WHEREAS, by Agreement of Lease dated June 5, 1990 (the "Lease"), Landlord leased to Tenant office premises in an existing building (referred to in the Lease as "Building C") and a building to be constructed by Landlord (referred to in the Lease as "Building B") located in Cranford, New Jersey; and

              WHEREAS, in accordance with Exhibit C to the Lease, Landlord is required to construct the core and shell of Building B and to perform the Tenant buildout for Building B; and

              WHEREAS, Tenant has requested the right to perform the Tenant buildout of Building B; and

              WHEREAS, Landlord and Tenant have now agreed that Tenant shall have sole responsibility to construct and complete such Tenant buildout; and

              WHEREAS, the parties have agreed to modify the Parking Area available for use by Tenant; and

              WHEREAS, the parties have agreed to amend and modify the Lease to reflect and incorporate all of the foregoing, and certain other amendments and modifications, as hereinafter specifically provided.

              NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

         1. The foregoing "WHEREAS" clauses and definitions contained therein are hereby incorporated into this Agreement. All capitalized terms not otherwise defined herein shall have the same meaning as defined or set forth in the Lease.

         2. Paragraph 1 b. of Exhibit C to the Lease is hereby deleted and the following substituted therefor:

              b. Landlord shall, subject to Paragraph 6 below of this Exhibit C, construct the core and shell of Building B in accordance with the Shell and Core Design Criteria for Building B dated August 8, 1989, and last revised May 21, 1990, annexed hereto and made a part hereof (the "Design Criteria"), as the same shall be amended and modified by Change Orders duly authorized and approved by Tenant ("Change Orders"). Landlord shall grant to Tenant an allowance of $1,588,398.00 (based on $21.00 per square foot multiplied by 75,638 square feet of Floor Space) for the Tenant Buildout, subject, however, to Paragraph 6 below of this Exhibit C (the "Tenant Buildout Allowance"). Tenant shall diligently perform to completion, the Tenant Buildout for Building B, including, without limitation, those items referred to as constituting "Tenant Buildout" in the Design Criteria. For the purposes hereof "Tenant Buildout" and/or "Tenant's Buildout" shall be deemed part of "Tenant's Work", as defined in Section 1.10(NN). That portion of Tenant's Work attributable to Building B is hereinafter referred to as the "Tenant Buildout" or "Tenant's Buildout". Said Tenant Buildout Allowance shall be disbursed to Tenant in accordance with the provisions of Paragraph 3 below of this Exhibit C. In the event less than the entire Tenant Buildout Allowance is expended for the construction and completion of the Tenant Buildout, and provided that Tenant is not otherwise in default under the Lease beyond any applicable notice and/or cure period, Tenant shall be entitled to the amount of such savings. Tenant shall be solely and wholly responsible for any costs for Tenant's Buildout in excess of the Tenant Buildout Allowance, and Landlord shall not be obligated to expend any monies over and above the Tenant Buildout Allowance in respect of Tenant's Buildout.

The Design Criteria referred to above are annexed hereto and made a part hereof as Schedule "D".

         3.   The following is added to Exhibit C to the Lease as Paragraph 1
c. thereof:

              c. Tenant agrees to pay to Landlord the sum of $134,225.00 with respect to Building B architectural and engineering services performed by Landlord (the "Architectural Fees").

Tenant agrees to pay said Architectural Fees upon execution of this Lease Modification Agreement by both parties in full satisfaction of Tenant's obligation under the Lease with respect to the payment to Landlord for architectural and engineering services performed by or on behalf of Landlord in connection with the construction and build-out of Building B. Notwithstanding anything contained herein to the contrary, Landlord and Tenant acknowledge that said Architectural Fees are scheduled among the change orders set forth on Schedule A annexed hereto and made a part hereof, and Tenant hereby authorizes Landlord to net said Architectural Fees out of sums to which Tenant is otherwise entitled to from the Tenant Buildout Allowance, with the balance of the Tenant Buildout Allowance to be disbursed and applied as set forth in Exhibit C to the Lease, as modified by this Lease Modification Agreement.

         4. Paragraph 2 of Exhibit C to the Lease, with respect to Building B, shall be deemed to read as follows:

              2. All construction and materials for Landlord's Work (exclusive of Tenant's Buildout), shall be performed and furnished by Landlord. Construction and materials for Tenant's Work, including Tenant's Buildout, shall be furnished and performed by Tenant. Any costs or expenses incurred in connection with Tenant's Buildout which exceed the Tenant Buildout Allowance shall be the Tenant's sole cost and expense.

         5. Paragraph 3 of Exhibit C to the Lease is hereby deleted and the following substituted therefor:

              3. So long as Tenant is not in default in the payment of Rent or under any other material term or provision of the Lease beyond any applicable notice and/or cure period, Tenant shall be entitled to receive disbursements of the Tenant Buildout Allowance during the pendency of Tenant's Buildout, as follows:

              At Tenant's request (each such request being an "Advance Request") from time to time, but not more frequently than once each month, Landlord shall, within fifteen (15) days of verification, disburse portions of the Tenant Buildout Allowance to Tenant in an amount equal to the product of the maximum Tenant Buildout Allowance and the percentage of completion of Tenant's Buildout (less any Tenant Buildout Allowance theretofore funded), as certified by the architect employed by Tenant in connection with Tenant's Buildout and verified or objected to by the Architect within fifteen (15) days of receipt thereof (it being agreed that if the Architect shall fail to respond within such fifteen (15) day period, such certification shall be deemed to have been verified). Landlord agrees that the Architect shall only have grounds to object to any Advance Request if, in Architect's opinion, the Tenant Buildout is not being performed or has not been performed in accordance with the approved plans and specifications therefor. In the event that the Architect shall object to any Advance Request, Landlord may withhold only that portion of the Advance Request to which Architect's objection relates (but shall pay the balance of such Advance Request to Tenant), until such time as the Architect's objection is withdrawn or otherwise resolved by the parties or though arbitration. In the event that the Tenant and the Architect are unable to resolve the Architect's objection within thirty (30) days' of the Advance Request to which it relates, any of Tenant, Landlord or the Architect may submit the matter to arbitration in accordance with and subject to the terms and provisions of Article 36 of the Lease. Landlord acknowledges that Tenant has submitted Advance Requests in the aggregate amount of $1,288,852.00, and that Landlord and the Architect have approved, verified and certified said amount and the applicable percentage of completion of Tenant's Buildout, and Landlord agrees to disburse said amount to Tenant simultaneously with the execution of this Lease Modification Agreement.

         6. The following Paragraph 4 is hereby added to and made a part of Exhibit C to the Lease:

              4. Landlord shall be permitted, but not required, to bid upon the Tenant's Buildout. Tenant shall be responsible (and may employ a construction manager if Tenant so desires to employ such at its own expense) for all Tenant's Buildout. Tenant shall, prior to commencing construction of any portion of Tenant's Buildout, give written notice to Landlord (which notice shall include a complete set of the plans and specifications for that portion of Tenant's Buildout, sealed by Tenant's architect or engineer, as the case may
be) of Tenant's solicitation of bids for that portion of Tenant's Buildout (in which case Tenant shall request Landlord to bid on that portion of the Tenant's Buildout). Notwithstanding anything to the contrary contained herein, Tenant shall have sole and absolute discretion in selecting any such bid(s). Landlord hereby acknowledges and agrees that, as of October 1, 1994, Tenant has complied in full, with all of its responsibilities and obligations pursuant to this Paragraph.

         7. The following Paragraph 5 is hereby added to and made a part of Exhibit C to the Lease:

              5. In the event Tenant shall utilize an outside contractor for Tenant's Buildout, Landlord shall fully cooperate with such contractor to assist its timely completion of Tenant's Buildout. Tenant shall cause such contractor to utilize employees and subcontractors who use union labor. Nothing contained herein shall require Landlord to expend any funds in connection with said cooperation. Tenant and its contractor, architect and engineers shall coordinate and cooperate with Landlord, its contractors and Architect, so as to minimize any conflicts or interference in the prosecution to completion of Landlord's Work.

         8. The following Paragraph 6 is hereby added to and made a part of Exhibit C to the Lease:

              6. Any increase in the cost of prosecuting and completing Landlord's Work occasioned by any Change Orders to the Design Criteria over the cost to Landlord of implementing the Landlord's Work as described in the Design Criteria, shall be borne solely by Tenant, and at Landlord's sole option, (i) deducted from the Tenant Buildout Allowance, or (ii) to the extent such Tenant Buildout Allowance shall be exhausted or as Landlord shall otherwise elect, paid for as an Additional Charge, within thirty (30) days of invoice for same by Landlord to Tenant. Landlord hereby acknowledges and agrees that, as of the date hereof, Tenant has complied in full, with all of its responsibilities and obligations pursuant to this Paragraph.

         9. Landlord and Tenant acknowledge and agree that annexed hereto and made a part hereof as Schedule "A" are the change orders authorized and approved by Tenant as of the date hereof, which change orders constitute Change Orders to the Design Criteria. Tenant hereby authorizes Landlord to net said Change Orders out of sums to which Tenant is otherwise entitled to from the Tenant Buildout Allowance, with the balance of the Tenant Buildout Allowance to be disbursed and applied as set forth in Exhibit C to the Lease, as modified by this Lease Modification Agreement.

       10. For the purposes of this Lease Modification Agreement and the construction and delivery of Building B, the definition of "Ready for Occupancy" set forth in Section 1.01(CC) of the Lease shall be replaced with the term "Ready for Delivery" which shall be defined as follows:

             CC. Ready for Delivery: The condition of Building B when for the first time the Landlord's Work shall have been substantially completed. Landlord's Work shall be deemed substantially completed notwithstanding the fact that Tenant's Buildout shall not then have been completed or commenced and further notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's prosecution and completion of Tenant's Buildout.

       11. Tenant hereby acknowledges that Building B is "Ready for Delivery" and acknowledges that it has received and is in possession thereof.

       12. Commencing as of the Effective Date, Tenant shall pay the full Fixed Rent applicable to Building "B" in accordance with Schedule "B" annexed hereto and made a part hereof, which Schedule "B" shall in all respects be deemed to replace and supercede in its entirety Section 1 of Exhibit F to the Lease. Landlord and Tenant confirm and agree that all Fixed Rent through the period ending February 28, 1995 has been paid in full.

       13.   Landlord and Tenant agree that the "Parking Area" as defined in
Section 7.03 of the Lease is hereby modified in accordance with the plan annexed hereto and made a part hereof as Schedule "C", which Schedule "C" replaces and supercedes Exhibit I to the Lease.

       14. Landlord agrees that commencing as of October 1, 1994 though and including September 30, 1999, so long as Tenant shall not be in default under the Lease beyond any applicable notice or cure periods, Landlord shall grant to Tenant a credit against the annual Parking Charges at the rate of Seven Thousand Five Hundred Dollars ($7,500.00) per annum, or Six Hundred Twenty-Five Dollars ($625.00) per month.

       15. Except as provided herein, all of the terms and conditions of the Lease as amended above, are in full force and effect and are confirmed as if fully set forth herein. In the event of any inconsistency between the provisions of the Lease and this Lease Modification Agreement, the provisions of this Lease Modification shall prevail.

             IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year first above written.

ATTEST:                                    HARTZ MOUNTAIN INDUSTRIES, INC.



/s/VINCENT J. RUBIANO, JR.                  By: /s/IRWIN A. HOROWITZ
- ---------------------------                    -------------------------
Vincent J. Rubiano, Jr.                          Irwin A. Horowitz
Assistant Secretary                              Executive Vice President



ATTEST:                                    THE SUMMIT BANCORPORATION


/s/JOHN F. KUNTZ                             By:/s/ROBERT COX
- ---------------------------                    -------------------------
John F. Kuntz                                    Robert Cox
Corporate Secretary                              President

                                  SCHEDULE "A"

                     CHANGE ORDERS THROUGH THE DATE HEREOF

             Tx No.  911593                                                         $ 14,876.40
             Tx No.  911594                                                           16,377.90
             Tx No.  911596                                                           47,355.00
             Tx No.  911597                                                           13,264.02
             Tx No.  911598                                                           25,356.67
             Tx No.  911599 (credit)                                                 (19,266.00)
             Tx No.  911609                                                            2,079.00
             Tx No.  911647 (credit)                                                 (43,425.95)
             Tx No.  911652                                                            4,414.41
             Tx No.  911696                                                          134,225.00
             Tx No.  911935                                                              911.29
             Tx No.  911938 (credit)                                                  (3,389.83)
                                                                                   -------------
             Total Amount of Tx's                                                   $192,778.11
                                                                                   ============

             Tenant Buildout Allowance Remaining (prior to any Advance Requests):

                                                                                  $3,395,619.89

                                  SCHEDULE "B"

                             FIXED RENT BUILDING B

         For the period from and including October 1, 1994 through and including the day immediately preceding the Initial Permanent Mortgage Loan Closing Date (as hereinafter defined), the Fixed Rent per square foot of Building B Floor Space per annum shall be computed at the following rates (the "Initial Rates");

Lease Period                                                Fixed Rent
- ------------                                                ----------
10/1/94 through and including 5/31/97                       $13.75
6/1/97 through and including 5/31/2002                      $14.50
6/1/2002 through and including 5/31/2007                    $15.50
6/1/2007 through and including 5/31/2012                    $16.75
6/1/2012 through and including 5/31/2017                    $18.50

         For the period from and including the Initial Permanent Mortgage Loan Closing Date through the balance of the initial Term hereunder, the Fixed Rent per square foot of Building B Floor Space per annum shall be computed as follows:

The sum of (i) an amount equal to (a) $134.61 per square foot of Floor Space multiplied by (b) a debt service constant based upon the effective interest rate (including, but not limited to, commitment fees, application fees, future funding fees, letter of credit or other credit enhancement fees, and brokerage commissions (collectively, the "Loan Expenses"), but excluding fees such as attorneys' fees, consultant fees, title search fees and premiums, and appraisal fees) on Landlord's actual Initial Permanent Mortgage Loan (as hereinafter defined) with respect to the Demised Premises and a hypothetical amortization component (as to principal) based upon a 35 year amortization schedule (it being understood that the Loan Expenses, for the purpose of the calculations set forth in this paragraph shall be amortized over the life of the actual loan term), plus (ii) the Cash Flow Component (as hereinafter defined); provided, however, that in no event shall the Fixed Rent per square foot of Building B Floor Space be less than the Initial Rates.

For the purposes of this Schedule "B", the following terms shall have the meanings indicated:

"Initial Permanent Mortgage Loan": The first loan obtained by Landlord which is secured by a Mortgage, the proceeds of which are not required to be used solely for construction or related reimbursement (a "Construction Loan"). It is acknowledged and agreed that as of the date hereof, Landlord has not yet obtained such an Initial Permanent Mortgage Loan, and that a further extension or modification of Landlord's existing Construction Loan from National Westminster Bank USA shall not constitute an Initial Permanent Mortgage Loan. Notwithstanding any of the foregoing to the contrary, in the event that any such Initial Permanent Mortgage Loan shall have a loan-to-value ratio upon closing of greater than seventy-five (75%) percent, as determined by such lender's appraisal (which appraisal shall be conclusive and binding upon the parties, absent manifest error, provided such appraisal shall have been performed by an independent MAI appraiser), the effective interest rate component of the debt service constant set forth above shall be adjusted to reflect what the same would have been if the Initial Permanent Mortgage Loan had a loan-to-value ratio at closing equal to seventy-five (75%) percent. In

SCHEDULE "B" continued


the event of any dispute in calculating the effective interest rate where the loan to value ratio exceeds seventy-five (75%) percent, the parties shall submit the same to arbitration pursuant to and in accordance with the terms and conditions of Article 36 of the Lease.

"Initial Permanent Mortgage Loan Closing Date": The date upon which the Initial Permanent Mortgage Loan shall be closed and funded.

"Cash Flow Component":     A per annum, per square foot amount as follows:

Lease Period                                 Cash Flow Component
- ------------                                 -------------------
10/1/94 through and including 5/31/97               - 0 -
6/1/97 through and including 5/31/2002               .70
6/1/2002 through and including 5/31/2007            1.70
6/1/2007 through and including 5/31/2012            2.95
6/1/2012 through and including 5/31/2017            4.70

See EXAMPLE below:

EXAMPLE:

To illustrate the calculation of Fixed Rent for Building "B" for the period from and including the Initial Permanent Mortgage Loan Closing Date through the balance of the initial Term hereunder, based on the following assumptions, the rent schedule for Building "B" would be as follows:

Assumptions:

Term of Initial Permanent Mortgage:        10 years.
Interest Rate:                              9.25%
Loan Expenses:                              1.50%
Floor Space:                                75,638 square feet

Computation of Effective Interest Rate and Debt Service Constant:

Interest Rate:                                       9.25%
Loan Expenses (amortized over term of
Initial Permanent Mortgage Loan
(10 yrs.) at the Interest Rate (9.25%)                .23%
                                                     -----
            Effective Interest Rate:                 9.48%


Debt Service Constant
based on Effective Interest Rate
of 9.48% and 25-year amortization
schedule                                            10.47%
                                                    ======

Adjusted Base Rent:

         $134.61 per square foot x 10.47% - $14.09 per square foot

SCHEDULE "B" continued




                                     Cash
                       Adjusted      Flow           Adjusted      Annual              Monthly
Lease Period           Base Rent     Component      Fixed Rent    Fixed Rent         Fixed Rent
- ------------           ---------     ---------      ----------    --------------     --------------
10/1/94 to 5/31/97       $14.09       $     0         $14.09       $1,065,739.42      $   88,811.62
6/1/97 to 5/31/2002       14.09           .70          14.79        1,118,686.02          93,233.84
6/1/2002 to 5/31/2007     14.09          1.70          15.79        1,194.324.02          99,527.00
6/1/2007 to 5/31/2012     14.09          2.95          17.04        1,288,871.52         107,405.96
6/1/2012 to 5/31/2017     14.09          4.70          18.79        1,421,238.02         118,436.50

                                  SCHEDULE "C"

                              REVISED PARKING PLAN